Exhibit 99.1

News Release
Sunoco LP Announces Fourth Quarter and Full Year 2021 Financial and Operating Results

•Reports strong fourth quarter results including net income of $100 million, Adjusted EBITDA(1) of $198 million and Distributable Cash Flow, as adjusted(1) of $143 million
•Achieves $524 million of full year 2021 net income and generates record full year 2021 Adjusted EBITDA(1) of $754 million, in the upper half of its guidance range
•Executes definitive agreement to acquire a transmix processing and terminal facility in Huntington, Indiana from Gladieux Capital Partners, LLC for $190 million
•Expects full-year 2022 Adjusted EBITDA(1)(2) of $770 to $810 million, excluding the pending acquisition
DALLAS, February 16, 2022 - Sunoco LP (NYSE: SUN) (“SUN” or the “Partnership”) today reported financial and operating results for the three- and twelve-month periods ended December 31, 2021.
Financial and Operational Highlights
For the three months ended December 31, 2021, net income was $100 million versus net income of $83 million in the fourth quarter of 2020.
Adjusted EBITDA(1) for the quarter was $198 million compared with $159 million in the fourth quarter of 2020. The increase in Adjusted EBITDA(1) reflects higher reported fuel volume and margins, the acquisition of nine refined products terminals, partially offset by higher operating expenses(3).
Distributable Cash Flow, as adjusted(1), for the quarter was $143 million, compared to $97 million a year ago.
The Partnership sold approximately 1.9 billion gallons of fuel in the fourth quarter of 2021, representing a 3.1% increase from the fourth quarter of 2020. Fuel margin for all gallons sold was 12.0 cents per gallon for the quarter compared to 9.2 cents per gallon a year ago.
For the twelve months ended December 31, 2021, net income was $524 million versus $212 million in 2020.
Adjusted EBITDA(1) for the full year 2021 totaled $754 million, up 2.0% from $739 million a year ago. The year-over-year increase reflects 6.4% growth in volumes sold of 7.5 billion gallons and a 2.2% decrease in operating expenses to $438 million partially offset by lower reported fuel margins of 11.2 cents per gallon compared to 11.9 cents per gallon last year.
Distributable Cash Flow, as adjusted(1), for the full year 2021 was $542 million, compared to $517 million a year ago.
Distribution and Coverage
On January 26, 2022, the Board of Directors of SUN’s general partner declared a distribution for the fourth quarter of 2021 of $0.8255 per unit, or $3.3020 per unit on an annualized basis. The distribution will be paid on February 18, 2022 to common unitholders of record on February 8, 2022. SUN’s current quarter cash coverage was 1.65 times and trailing twelve months coverage was 1.56 times.
Liquidity and Leverage
At December 31, 2021, SUN had $581 million of borrowings against its revolving credit facility and other long-term debt of $2.7 billion. The Partnership maintained ample liquidity of approximately $913 million at the end of the quarter under its $1.5 billion revolving credit facility that matures in July 2023. SUN’s leverage ratio of net debt to Adjusted EBITDA(1), calculated in accordance with its credit facility, was 4.17 times at the end of the fourth quarter.
Capital Spending
SUN's total capital expenditures for the fourth quarter were $82 million, which included $65 million for growth capital and $17 million for maintenance capital. For the full year 2021, maintenance capital expenditures were $39 million and growth capital expenditures were $135 million.
2022 Business Outlook

Excluding the pending acquisition, the Partnership expects full year 2022 Adjusted EBITDA(1)(2) to be between $770 and $810 million. SUN expects 2022 fuel volumes to be between 7.7 and 8.1 billion gallons, fuel margins to be between 10.5 and 11.5 cents per gallon, operating expenses(3) in a range of $490 to $500 million, growth capital expenditures of at least $150 million, and maintenance capital expenditures of approximately $50 million.
Transmix and Terminal Acquisition
On February 4, 2022, SUN executed a definitive agreement to acquire a transmix processing and terminal facility in Huntington, Indiana from Gladieux Capital Partners, LLC for $190 million. The facility is the largest transmix plant in North America with a processing capacity of 23,000 barrels per day and onsite product storage of approximately 750,000 barrels. The Partnership expects the acquisition to be accretive to unitholders in the first year of ownership.
SUN’s segment results and other supplementary data are provided after the financial tables below.
(1)Adjusted EBITDA and Distributable Cash Flow, as adjusted, are non-GAAP financial measures of performance that have limitations and should not be considered as a substitute for net income. Please refer to the discussion and tables under "Reconciliations of Non-GAAP Measures" later in this news release for a discussion of our use of Adjusted EBITDA and Distributable Cash Flow, as adjusted, and a reconciliation to net income.
(2)A reconciliation of non-GAAP forward looking information to corresponding GAAP measures cannot be provided without unreasonable efforts due to the inherent difficulty in quantifying certain amounts due to a variety of factors, including the unpredictability of commodity price movements and future charges or reversals outside the normal course of business which may be significant.
(3)Operating expenses include general and administrative, other operating and lease expenses.
Earnings Conference Call
Sunoco LP management will hold a conference call on Wednesday, February 16, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss results and recent developments. To participate, dial 877-407-6184 (toll free) or 201-389-0877 approximately 10 minutes before the scheduled start time and ask for the Sunoco LP conference call. The call will also be accessible live and for later replay via webcast in the Investor Relations section of Sunoco’s website at www.SunocoLP.com under Webcasts and Presentations.
Sunoco LP (NYSE: SUN) is a master limited partnership with core operations that include the distribution of motor fuel to approximately 10,000 convenience stores, independent dealers, commercial customers and distributors located in more than 40 U.S. states and territories as well as refined product transportation and terminalling assets. SUN's general partner is owned by Energy Transfer LP (NYSE: ET).
Forward-Looking Statements
This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. In addition to the risks and uncertainties previously disclosed, the Partnership has also been, or may in the future be, impacted by new or heightened risks related to the COVID-19 pandemic and the recent instability in commodity prices, and we cannot predict the length and ultimate impact of those risks. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.SunocoLP.com
Contacts
Investors:
Scott Grischow, Treasurer, Vice President – Investor Relations and Mergers & Acquisitions
(214) 840-5660, scott.grischow@sunoco.com
James Heckler, Director – Investor Relations and Corporate Finance
(214) 840-5415, james.heckler@sunoco.com
Media:
Alexis Daniel, Manager – Communications
(214) 981-0739, alexis.daniel@sunoco.com
– Financial Schedules Follow –

SUNOCO LP
CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$25	$97
Accounts receivable, net	526	295
Receivables from affiliates	12	11
Inventories, net	534	382
Other current assets	95	62
Total current assets	1,192	847

Property and equipment	2,581	2,231
Accumulated depreciation	(914)	(806)
Property and equipment, net	1,667	1,425
Other assets:
Finance lease right-of-use assets, net	9	3
Operating lease right-of-use assets, net	517	536
Goodwill	1,568	1,564

Intangible assets, net	542	588
Other noncurrent assets	188	168
Investment in unconsolidated affiliate	132	136
Total assets	$5,815	$5,267
Liabilities and equity
Current liabilities:
Accounts payable	$515	$267
Accounts payable to affiliates	59	79
Accrued expenses and other current liabilities	291	282
Operating lease current liabilities	19	19
Current maturities of long-term debt	6	6
Total current liabilities	890	653
Operating lease non-current liabilities	521	538
Revolving line of credit	581	—
Long-term debt, net	2,668	3,106
Advances from affiliates	126	125
Deferred tax liability	114	104
Other noncurrent liabilities	104	109
Total liabilities	5,004	4,635
Commitments and contingencies
Equity:
Limited partners:
Common unitholders (83,670,950 units issued and outstanding as of December 31, 2021 and 83,333,631 units issued and outstanding as of December 31, 2020)	811	632
Class C unitholders - held by subsidiary (16,410,780 units issued and outstanding as of December 31, 2021 and December 31, 2020)	—	—
Total equity	811	632
Total liabilities and equity	$5,815	$5,267

SUNOCO LP
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Dollars in millions, except per unit data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Motor fuel sales	$4,831	$2,463	$17,152	$10,332
Non motor fuel sales	88	55	306	240
Lease income	35	35	138	138
Total revenues	4,954	2,553	17,596	10,710
Cost of sales and operating expenses:
Cost of sales	4,615	2,271	16,246	9,654
General and administrative	30	25	109	112
Other operating	78	56	270	275
Lease expense	15	15	59	61
Loss (gain) on disposal of assets and impairment charges	(2)	(5)	(14)	2
Depreciation, amortization and accretion	42	47	177	189
Total cost of sales and operating expenses	4,778	2,409	16,847	10,293
Operating income	176	144	749	417
Other income (expense):
Interest expense, net	(39)	(44)	(163)	(175)
Other income (expense), net	—	2	—	2
Equity in earnings of unconsolidated affiliate	1	2	4	5
Loss on extinguishment of debt	(29)	(13)	(36)	(13)
Income before income taxes	109	91	554	236
Income tax expense	9	8	30	24
Net income and comprehensive income	$100	$83	$524	$212

Net income per common unit:
Common units - basic	$0.97	$0.78	$5.35	$1.63
Common units - diluted	$0.95	$0.77	$5.28	$1.61

Weighted average limited partner units outstanding:
Common units - basic	83,431,830	83,147,345	83,369,534	83,062,159
Common units - diluted	84,664,873	83,912,647	84,438,276	83,716,464

Cash distribution per unit	$0.8255	$0.8255	$3.30	$3.30

Key Operating Metrics
The following information is intended to provide investors with a reasonable basis for assessing our historical operations, but should not serve as the only criteria for predicting our future performance.
The key operating metrics by segment and accompanying footnotes set forth below are presented for the three months and years ended December 31, 2021 and 2020 and have been derived from our historical consolidated financial statements.

	Three Months Ended December 31,
	2021				2020
	Fuel Distribution and Marketing	All Other	Total		Fuel Distribution and Marketing	All Other	Total
	(dollars and gallons in millions, except gross profit per gallon)
Revenues:
Motor fuel sales	$4,678	$153	$4,831		$2,361	$102	$2,463
Non motor fuel sales	31	57	88		8	46	54
Lease income	28	7	35		38	(3)	35
Total revenues	$4,737	$217	$4,954		$2,407	$145	$2,552
Gross profit (1):
Motor fuel sales	$235	$13	$248		$198	$14	$212
Non motor fuel sales	28	28	56		13	22	35
Lease	28	7	35		38	(3)	35
Total gross profit	$291	$48	$339		$249	$33	$282
Net income and comprehensive income (loss)	$68	$32	$100		$97	$(14)	$83
Adjusted EBITDA (2)	$141	$57	$198		$157	$2	$159
Operating Data:
Total motor fuel gallons sold			1,885				1,829
Motor fuel gross profit cents per gallon (3)			12.0	¢			9.2	¢

	Year Ended December 31,
	2021				2020
	Fuel Distribution and Marketing	All Other	Total		Fuel Distribution and Marketing	All Other	Total
	(dollars and gallons in millions, except gross profit per gallon)
Revenues:
Motor fuel sales	$16,569	$583	$17,152		$9,930	$402	$10,332
Non motor fuel sales	82	224	306		54	186	240
Lease income	127	11	138		127	11	138
Total revenues	$16,788	$818	$17,596		$10,111	$599	$10,710
Gross profit (1):
Motor fuel sales	$991	$48	$1,039		$691	$73	$764
Non motor fuel sales	64	109	173		48	106	154
Lease	127	11	138		127	11	138
Total gross profit	$1,182	$168	$1,350		$866	$190	$1,056
Net income and comprehensive income	$500	$24	$524		$208	$4	$212
Adjusted EBITDA (2)	$672	$82	$754		$654	$85	$739
Operating Data:
Total motor fuel gallons sold			7,545				7,094
Motor fuel gross profit cents per gallon (3)			11.2	¢			11.9	¢

The following table presents a reconciliation of Adjusted EBITDA to net income and Adjusted EBITDA to Distributable Cash Flow, as adjusted, for the three months and years ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in millions)		(in millions)
Adjusted EBITDA
Fuel distribution and marketing	$141	$157	$672	$654
All other	57	2	82	85
Total Adjusted EBITDA	198	159	754	739
Depreciation, amortization and accretion	(42)	(47)	(177)	(189)
Interest expense, net	(39)	(44)	(163)	(175)
Non-cash unit-based compensation expense	(4)	(3)	(16)	(14)
(Loss) gain on disposal of assets and impairment charges	2	5	14	(2)
Loss on extinguishment of debt	(29)	(13)	(36)	(13)
Unrealized gain (loss) on commodity derivatives	9	(6)	14	(6)
Inventory adjustments	22	44	190	(82)
Equity in earnings of unconsolidated affiliate	1	2	4	5
Adjusted EBITDA related to unconsolidated affiliate	(2)	(3)	(9)	(10)
Other non-cash adjustments	(7)	(3)	(21)	(17)
Income tax (expense) benefit	(9)	(8)	(30)	(24)
Net income and comprehensive income	$100	$83	$524	$212

Adjusted EBITDA (2)	$198	$159	$754	$739
Adjusted EBITDA related to unconsolidated affiliate	(2)	(3)	(9)	(10)
Distributable cash flow from unconsolidated affiliate	2	3	8	10
Cash interest expense	(39)	(42)	(157)	(168)
Current income tax expense	(3)	—	(20)	(19)
Maintenance capital expenditures	(17)	(20)	(39)	(35)
Distributable Cash Flow	139	97	537	517
Transaction-related expenses	4	—	5	—
Distributable Cash Flow, as adjusted (2)	$143	$97	$542	$517

Distributions to Partners:
Limited Partners	$69	$69	$275	$274
General Partners	18	18	71	71
Total distributions to be paid to partners	$87	$87	$346	$345
Common Units outstanding - end of period	83.7	83.3	83.7	83.3
Distribution coverage ratio (4)	1.65x	1.13x	1.56x	1.50x
___________________________
(1)Excludes depreciation, amortization and accretion.
(2)Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation, amortization and accretion expense, allocated non-cash compensation expense, unrealized gains and losses on commodity derivatives and inventory adjustments, and certain other operating expenses reflected in net income that we do not believe are indicative of ongoing core operations, such as gain or loss on disposal of assets and non-cash impairment charges. We define Distributable Cash Flow, as adjusted, as Adjusted EBITDA less cash interest expense, including the accrual of interest expense related to our long-term debt which is paid on a semi-annual basis, current income tax expense, maintenance capital expenditures and other non-cash adjustments.
We believe Adjusted EBITDA and Distributable Cash Flow, as adjusted, are useful to investors in evaluating our operating performance because:
•Adjusted EBITDA is used as a performance measure under our revolving credit facility;
•securities analysts and other interested parties use such metrics as measures of financial performance, ability to make distributions to our unitholders and debt service capabilities;
•our management uses them for internal planning purposes, including aspects of our consolidated operating budget, and capital expenditures; and

•Distributable Cash Flow, as adjusted, provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, and as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating.
Adjusted EBITDA and Distributable Cash Flow, as adjusted, are not recognized terms under GAAP and do not purport to be alternatives to net income (loss) as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and Distributable Cash Flow, as adjusted, have limitations as analytical tools, and one should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•they do not reflect our total cash expenditures, or future requirements for capital expenditures or contractual commitments;
•they do not reflect changes in, or cash requirements for, working capital;
•they do not reflect interest expense or the cash requirements necessary to service interest or principal payments on our revolving credit facility or term loan;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and
•as not all companies use identical calculations, our presentation of Adjusted EBITDA and Distributable Cash Flow, as adjusted, may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA reflects amounts for the unconsolidated affiliate based on the same recognition and measurement methods used to record equity in earnings of unconsolidated affiliate. Adjusted EBITDA related to unconsolidated affiliate excludes the same items with respect to the unconsolidated affiliate as those excluded from the calculation of Adjusted EBITDA, such as interest, taxes, depreciation, depletion, amortization and other non-cash items. Although these amounts are excluded from Adjusted EBITDA related to unconsolidated affiliate, such exclusion should not be understood to imply that we have control over the operations and resulting revenues and expenses of such affiliate. We do not control our unconsolidated affiliate; therefore, we do not control the earnings or cash flows of such affiliate. The use of Adjusted EBITDA or Adjusted EBITDA related to unconsolidated affiliate as an analytical tool should be limited accordingly. Inventory adjustments that are excluded from the calculation of Adjusted EBITDA represent changes in lower of cost or market reserves on the Partnership's inventory. These amounts are unrealized valuation adjustments applied to fuel volumes remaining in inventory at the end of the period.
(3)Excludes the impact of inventory adjustments consistent with the definition of Adjusted EBITDA.
(4)The distribution coverage ratio for a period is calculated as Distributable Cash Flow attributable to partners, as adjusted, divided by distributions expected to be paid to partners of Sunoco LP in respect of such a period.